Exhibit 99.1

Box Reports Revenue of $196 Million for Fiscal Third Quarter 2021, Up 11 Percent Year-Over-Year

•	Remaining Performance Obligations of $755.9 Million, Up 19% Year-Over-Year
•	GAAP Operating Margin of Negative 1%, Up 21 Percentage Points Year-Over-Year
•	Non-GAAP Operating Margin of 18%, Up 18 Percentage Points Year-Over-Year
•	Cash Flow from Operations of $45.1 Million, Up $36.2 Million Year-Over-Year
•	Free Cash Flow of $26.2 Million, Up $27.9 Million Year-Over-Year

REDWOOD CITY, Calif. – December 1, 2020 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the third quarter of fiscal year 2021, which ended October 31, 2020.

“Our cloud content management product suite continues to gain momentum as more enterprises prioritize digital transformation and building around best-of-breed applications," said Aaron Levie, co-founder and CEO of Box. "In the quarter, we closed strategic deals with leading organizations, including USAA, Murata Manufacturing and the U.S. Air Force, and growing demand for products like Shield and Relay continue to accelerate adoption of our bundled Suite offerings."

“Our third quarter results demonstrate our ability to deliver strong profitable growth,” said Dylan Smith, co-founder and CFO of Box. “Our focus on driving more efficient growth allowed us to significantly improve operating margins and cash flow in Q3. We now expect our non-GAAP operating margin for the full year to be at least 14 percent of revenue, a 1,300 basis point improvement from one percent a year ago.”

Fiscal Third Quarter Financial Highlights

•	Revenue for the third quarter of fiscal year 2021 was $196.0 million, an increase of 11% from the third quarter of fiscal year 2020.
•	Remaining performance obligations as of October 31, 2020 were $755.9 million, an increase of 19% from the third quarter of fiscal year 2020.
•	Deferred revenue as of October 31, 2020 was $354.4 million, an increase of 9% from the third quarter of fiscal year 2020.
•	Billings for the third quarter of fiscal year 2021 were $185.5 million, an increase of 8% from the third quarter of fiscal year 2020.
•

GAAP gross profit for the third quarter of fiscal year 2021 was $139.2 million, or 71% of revenue, a significant improvement from GAAP gross profit of $120.9 million, or 68% of revenue, in the third quarter of fiscal year 2020.

•

Non-GAAP gross profit for the third quarter of fiscal year 2021 was $143.9 million, or 73% of revenue, a significant improvement from non-GAAP gross profit of $125.3 million, or 71% of revenue, in the third quarter of fiscal year 2020.

•

GAAP operating loss in the third quarter of fiscal year 2021 was $2.6 million, or 1% of revenue. This compares to a GAAP operating loss of $39.2 million, or 22% of revenue, in the third quarter of fiscal year 2020.

•

Non-GAAP operating income in the third quarter of fiscal year 2021 was $35.2 million, or 18% of revenue. This compares to a non-GAAP operating loss of $0.5 million, or 0% of revenue, in the third quarter of fiscal year 2020.

•

GAAP net loss per share, basic and diluted, in the third quarter of fiscal year 2021 was $0.03 on 157.5 million weighted-average shares outstanding. This compares to a GAAP net loss per share of $0.28 in the third quarter of fiscal year 2020 on 148.6 million weighted-average shares outstanding.

•	Non-GAAP net income per share, diluted, in the third quarter of fiscal year 2021 was $0.20. This compares to a non-GAAP net loss per share of $0.01 in the third quarter of fiscal year 2020.
•

Net cash provided by operating activities in the third quarter of fiscal year 2021 was $45.1 million, an increase of 407% from net cash provided by operating activities of $8.9 million in the third quarter of fiscal year 2020.

•	Free cash flow in the third quarter of fiscal year 2021 was positive $26.2 million. This compares to free cash flow of negative $1.7 million in the third quarter of fiscal year 2020.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Delivered wins and expansions with leading organizations such as Defense Contract Management Agency, FICO, Murata Manufacturing Co., Ltd., National Bank of Canada, Sumitomo Corporation, USAA, and U.S. Department of the Air Force.

•

Hosted the company's 10th annual BoxWorks, virtually for the first time, attracting thousands of attendees from the Fortune 1,000 and featuring speakers from organizations such as Alexion, Battelle, Schneider Electric, and Stanford Medicine as well as the CEOs from Cisco, IBM, Okta, ServiceNow, Slack, and Zoom.

•	Added intelligence to Box's Microsoft Teams integration - enabling more advanced functionality and security and making it even easier to share and work on Box content directly in Teams.
•	Integrated with Microsoft Graph to provide joint customers of Microsoft and Box with an even more seamless and interoperable experience between the two platforms.
•	Announced new capabilities for Box Shield, including an integration with Microsoft Information Protection to protect the flow of information between Microsoft 365 and Box's ecosystem.
•	Announced several new capabilities to Box Relay, including new custom workflow templates which help organizations create specialized workflows rather than a one-size-fits-all approach.
•	Announced new enhancements to improve Annotations. With increased mobile device support, Annotations now offers a new user experience for the iPad with increased support for Apple Scribble.
•	Recognized as one of Fortune’s 75 Best Large Workplaces for Women for 2020.
•	Recognized as a 2020 Gartner Peer Insights Customers' Choice Vendor for Content Collaboration Tools - according to Gartner, 97% of customers recommend Box.
•	Named a Leader in the Gartner Magic Quadrant for Content Services Platforms for the second year in a row. Box was evaluated as one of 18 vendors in the market.
•	Established a new Research and Development Engineering site in Warsaw, Poland.

Outlook

•

Q4 FY21 Guidance: Revenue is expected to be in the range of $196 million to $197 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.08 to $0.06. Non-GAAP diluted net income per share is expected to be in the range of $0.16 to $0.18. Weighted-average basic and diluted shares outstanding are expected to be approximately 159 million and 165 million, respectively.

•

Full Year FY21 Guidance: Revenue is expected to be in the range of $768 million to $769 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.32 to $0.30. Non-GAAP diluted net income per share is expected to be in the range of $0.64 to $0.66. Weighted-average basic and diluted shares outstanding are expected to be approximately 156 million and 162 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/1017769, at which time registrants will receive dial-in information as well as a passcode and registrant ID.A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 1017769

+ 1-416-621-4642 (international), conference ID: 1017769

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, expectations regarding its leadership position in the cloud content management market, the demand for its products, expectations regarding the impact of the COVID-19 pandemic on its business, its ability to grow and scale its business and drive operating efficiencies, its ability to achieve revenue targets and billings expectations, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, its expectations regarding free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, billings, gross margin, GAAP and non-GAAP net income (loss) per share, non-GAAP operating margins for future periods, the related components of GAAP and non-GAAP net income (loss) per share, and weighted-average outstanding share count expectations for Box’s fiscal fourth quarter and full fiscal year 2021 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (8) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended July 31, 2020. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third party advisory and professional service fees, (2) expenses related to certain litigation, and (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure as it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is a leading cloud content management platform that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, General Electric, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors:
Alice Kousoum Lopatto and Elaine Gaudioso
+1 650-209-3467
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	October 31,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$275,400	$195,586
Accounts receivable, net	115,664	209,434
Prepaid expenses and other current assets	23,020	21,865
Deferred commissions	35,204	30,841
Total current assets	449,288	457,726
Property and equipment, net	173,621	190,976
Operating lease right-of-use assets, net	205,009	197,806
Goodwill	18,740	18,740
Deferred commissions, non-current	61,624	62,762
Other long-term assets	33,279	31,981
Total assets	$941,561	$959,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,426	$16,752
Accrued compensation and benefits	21,856	32,516
Accrued expenses and other current liabilities	29,772	25,700
Finance lease liabilities	50,512	54,634
Operating lease liabilities	49,659	40,339
Deferred revenue	339,285	407,493
Total current liabilities	496,510	577,434
Debt, non-current	50,000	40,000
Finance lease liabilities, non-current	70,616	83,427
Operating lease liabilities, non-current	202,753	206,141
Deferred revenue, non-current	15,078	16,356
Other long-term liabilities	19,042	14,276
Total liabilities	853,999	937,634
Stockholders’ equity:
Common stock (1)	16	15
Additional paid-in capital	1,406,756	1,302,072
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(1,297)	(307)
Accumulated deficit	(1,316,736)	(1,278,246)
Total stockholders’ equity	87,562	22,357
Total liabilities and stockholders’ equity	$941,561	$959,991

(1)	As of October 31, 2020, there were 158,643 shares of Box’s Class A common stock outstanding.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Revenue	$196,003	$177,156	$571,857	$512,679
Cost of revenue (1)	56,812	56,302	166,141	158,858
Gross profit	139,191	120,854	405,716	353,821
Operating expenses:
Research and development (1)	49,454	50,652	152,683	146,589
Sales and marketing (1)	67,112	82,939	207,619	242,164
General and administrative (1)	25,239	26,496	79,778	75,959
Total operating expenses	141,805	160,087	440,080	464,712
Loss from operations	(2,614)	(39,233)	(34,364)	(110,891)
Interest expense, net	(1,733)	(738)	(4,865)	(1,141)
Other (loss) income, net	(586)	(653)	1,630	(840)
Loss before provision for income taxes	(4,933)	(40,624)	(37,599)	(112,872)
Provision for income taxes	351	272	891	1,086
Net loss	$(5,284)	$(40,896)	$(38,490)	$(113,958)
Net loss per share, basic and diluted	$(0.03)	$(0.28)	$(0.25)	$(0.78)
Weighted-average shares used to compute net loss per share, basic and diluted	157,465	148,555	154,734	146,997

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Cost of revenue	$4,731	$4,428	$13,673	$12,399
Research and development	14,581	16,653	46,139	44,878
Sales and marketing	10,619	9,250	31,364	28,644
General and administrative	7,903	7,427	24,262	21,004
Total stock-based compensation	$37,834	$37,758	$115,438	$106,925

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,284)	$(40,896)	$(38,490)	$(113,958)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,594	16,038	56,382	42,102
Stock-based compensation expense	37,834	37,758	115,438	106,925
Amortization of deferred commissions	9,286	6,650	26,065	18,360
Others	50	7	53	(115)
Changes in operating assets and liabilities:
Accounts receivable, net	7,377	9,510	93,770	66,737
Deferred commissions	(11,464)	(11,617)	(29,290)	(26,571)
Operating lease right-of-use assets, net	10,296	9,007	30,096	26,445
Prepaid expenses and other assets	2,530	1,550	634	(3,289)
Accounts payable	(3,039)	(7,486)	(11,213)	(4,201)
Accrued expenses and other liabilities	320	919	(1,245)	(8,392)
Operating lease liabilities	(11,940)	(7,360)	(33,420)	(24,950)
Deferred revenue	(10,508)	(5,187)	(69,486)	(49,394)
Net cash provided by operating activities	45,052	8,893	139,294	29,699
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,337)	(1,055)	(7,451)	(4,221)
Capitalized internal-use software costs	(964)	(2,469)	(6,357)	(6,482)
Proceeds from sales of property and equipment	—	—	36	6
Proceeds from the sale of a strategic equity investment	—	—	107	—
Net cash used in investing activities	(4,301)	(3,524)	(13,665)	(10,697)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	—	—	30,000	—
Principal payment of debt obligation	(20,000)	—	(20,000)	—
Proceeds from exercise of stock options	1,363	764	9,874	3,008
Proceeds from issuances of common stock under employee stock purchase plan	6,689	9,820	18,595	23,425
Employee payroll taxes paid related to net share settlement of restricted stock units	(10,776)	(9,494)	(38,220)	(35,055)
Principal payments of finance lease liabilities	(14,584)	(7,055)	(46,159)	(26,200)
Acquisition related contingent consideration	—	—	—	(936)
Net cash used in financing activities	(37,308)	(5,965)	(45,910)	(35,758)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(49)	(3)	488	(110)
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,394	(599)	80,207	(16,866)
Cash, cash equivalents, and restricted cash, beginning of period	272,399	201,489	195,586	217,756
Cash, cash equivalents, and restricted cash, end of period	$275,793	$200,890	$275,793	$200,890

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
GAAP operating loss	$(2,614)	$(39,233)	$(34,364)	$(110,891)
Stock-based compensation	37,834	37,758	115,438	106,925
Fees related to shareholder activism	—	955	1,402	955
Non-GAAP operating income (loss)	$35,220	$(520)	$82,476	$(3,011)

GAAP operating margin	(1)%	(22)%	(6)%	(22)%
Stock-based compensation	19	21	20	21
Fees related to shareholder activism	—	1	—	—
Non-GAAP operating margin	18%	—%	14%	(1)%

GAAP net loss	$(5,284)	$(40,896)	$(38,490)	$(113,958)
Stock-based compensation	37,834	37,758	115,438	106,925
Fees related to shareholder activism	—	955	1,402	955
Non-GAAP net income (loss)	$32,550	$(2,183)	$78,350	$(6,078)

GAAP net loss per share, basic and diluted	$(0.03)	$(0.28)	$(0.25)	$(0.78)
Stock-based compensation	0.24	0.26	0.75	0.73
Fees related to shareholder activism	—	0.01	0.01	0.01
Non-GAAP net income (loss) per share, basic	$0.21	$(0.01)	$0.51	$(0.04)
Non-GAAP net income (loss) per share, diluted	$0.20	$(0.01)	$0.48	$(0.04)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	157,465	148,555	154,734	146,997
Weighted-average shares used to compute Non-GAAP net income (loss) per share
Basic	157,465	148,555	154,734	146,997
Diluted	163,455	148,555	161,622	146,997

Net cash provided by operating activities	$45,052	$8,893	$139,294	$29,699
Purchases of property and equipment	(3,337)	(1,055)	(7,451)	(4,221)
Principal payments of finance lease liabilities	(14,584)	(7,055)	(46,159)	(26,200)
Capitalized internal-use software costs	(964)	(2,469)	(6,357)	(6,482)
Free cash flow	$26,167	$(1,686)	$79,327	$(7,204)
Net cash used in investing activities	$(4,301)	$(3,524)	$(13,665)	$(10,697)
Net cash used in financing activities	$(37,308)	$(5,965)	$(45,910)	$(35,758)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
GAAP revenue	$196,003	$177,156	$571,857	$512,679
Deferred revenue, end of period	354,363	325,647	354,363	325,647
Less: deferred revenue, beginning of period	(364,871)	(330,834)	(423,849)	(375,041)
Contract assets, beginning of period	—	—	—	3
Less: contract assets, end of period	—	(76)	—	(76)
Billings	$185,495	$171,893	$502,371	$463,212

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	January 31, 2021			January 31, 2021
GAAP net loss per share range, basic and diluted	$(0.08)	-	$(0.06)	$(0.32)	-	$(0.30)
Stock-based compensation	0.25		0.25	0.99		0.99
Non-GAAP net income per share range, basic	$0.17	-	$0.19	$0.67	-	$0.69
Non-GAAP net income per share range, diluted	$0.16	-	$0.18	$0.64	-	$0.66

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	159,171			155,849
Weighted-average shares used to compute Non-GAAP net income per share:
Basic	159,171			155,849
Diluted	164,657			162,387